Exhibit 99.1

Stock Yards Bancorp Reports Record Second Quarter 2015 Net Income up 12% to $9.0 Million or $0.60 Per Diluted Share

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 22, 2015--Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in the Louisville, Indianapolis and Cincinnati metropolitan markets, today reported record results for the second quarter and six months ended June 30, 2015, with net income for the quarter ended June 30, 2015, increasing 12% to $9,002,000 or $0.60 per diluted share. The Company's performance for the second quarter of 2015 reflected several positive factors, including:

  Strong loan production and a solid loan pipeline, although loan prepayments and pay-downs on lines of credit continued to dampen overall portfolio growth;
  Ongoing improvements in credit quality that enabled the Company to again forego a provision for loan losses;
  Growth in fee income led by higher mortgage banking revenue;
  A generally stable net interest margin; and
  Strong returns on average assets and equity.

The following is a summary of the Company's reported results:

Quarter Ended June 30,	2015	2014	Change
Net income	$9,002,000	$8,034,000	12%
Net income per share, diluted	$0.60	$0.55	9%
Return on average equity	13.30%	13.35%
Return on average assets	1.45%	1.37%

Six Months Ended June 30,	2015	2014	Change
Net income	$18,257,000	$16,211,000	13%
Net income per share, diluted	$1.23	$1.10	12%
Return on average equity	13.73%	13.74%
Return on average assets	1.47%	1.39%

"Stock Yards Bancorp delivered another solid performance and record results for the second quarter of 2015," said David P. Heintzman, Chairman and Chief Executive Officer, "due to several key factors. Chief among these was higher net interest income reflecting the ongoing growth of our loan portfolio. Loan production has been very strong, but loan prepayments and lower usage of lines of credit have continued to hamper the overall growth of our portfolio. With regard to prepayments, they have reflected not only low prevailing interest rates, but also heightened competitive conditions that we believe involve undue interest and credit risk. We remain focused on relationship banking rather than transactions that involve loose structure, long terms and rates that create problems upon maturity, assuming a higher rate environment in the future.

"Alongside portfolio growth, we have continued to see credit quality strengthen and, in many ways, it now exceeds the solid portfolio metrics we witnessed before the last recession," Heintzman added. "These improving trends enabled us to forego a provision for loan losses for the third consecutive quarter, while still maintaining solid coverage ratios for potential losses in our portfolio.

"Lastly, we are pleased to note that the balance offered by our various fee-based activities has continued to drive higher year-over-year non-interest income," Heintzman stated. "Highlighting this, ongoing growth in both our mortgage banking and brokerage revenue successfully offset slightly lower revenue from our investment management and trust department. With $2.3 billion in assets under management, our investment management and trust services department remains by far the most significant source of recurring fee income for the Company."

Heintzman noted that, during the second quarter of 2015, the Bank opened two offices in the northern Kentucky area of its Cincinnati market, capitalizing on opportunities created by industry consolidation. Concurrent with this expansion, the Bank was able to attract talented and experienced commercial lenders who know the area and its business climate. Serving as a core for the Bank's operations in northern Kentucky, these lenders are expected to provide a catalyst for loan growth in the area.

Concluding, Heintzman said, "Considering the Company's progress and growth in the first half of 2015, we approach the balance of the year with solid operating momentum and attractive prospects to extend our record as one of the nation's high-performing community banks. We remain optimistic about the opportunities we see across our markets for solid loan production and expect lines of credit utilization to increase. We also are excited that the experienced and talented individuals that we have attracted to the Bank will help us capitalize on our market opportunities. Those factors, coupled with an impressive mix of fee-income drivers, should position our company for ongoing growth and profitability. All of this works to further support our longstanding commitment to enhance total returns by providing a strong and reliable dividend stream to our stockholders."

Total assets increased $71.3 million or 3% at June 30, 2015, to $2.48 billion from $2.41 billion at June 30, 2014. The Company's loan portfolio increased $99.5 million or 6% to $1.90 billion at June 30, 2015, from $1.80 billion at June 30, 2014. Total deposits increased $84.4 million or 4% to $2.07 billion at June 30, 2015, from $1.99 billion at June 30, 2014. Core deposits as a percentage of total deposits held steady at 98% as of June 30, 2015, compared with June 30, 2014.

The Company again posted strong capital levels in the second quarter of 2015, which exceeded the required minimums necessary to be considered a "well-capitalized" institution – the highest capital rating for financial institutions. Considering its consistently solid capital position, Stock Yards Bancorp has continued to pursue capital strategies to enhance stockholder value by increasing cash dividends, while maintaining its financial flexibility to pursue expansion and other opportunities that may arise from industry consolidation. In May 2015, Stock Yards Bancorp's Board of Directors voted to raise the Company's quarterly cash dividend $0.01 or approximately 4% to $0.24 per common share, representing the third increase in the dividend within a span of one year and reflecting a cumulative increase of approximately 14% in the dividend rate since May 2014. This dividend was distributed on July 1, 2015, to stockholders of record as of June 15, 2015.

Net interest income – the Company's largest source of revenue – increased $1.1 million or 6% to $21.8 million in the second quarter of 2015 from $20.7 million in the prior-year quarter.

In the second quarter of 2015, net interest margin was 3.75%, up from 3.72% in the first quarter of 2015, reflecting the Company's more efficient balance sheet for the period, but it was down from 3.77% in the second quarter of 2014. Management expects that net interest margin will remain under pressure over the balance of the year, and any near-term increases in prevailing interest rates will not immediately benefit the Company. Instead, because approximately 60% of its loan portfolio has fixed rates and 18% of its loan portfolio is priced at variable rates with floors of 4%, a rise in rates would have a short-term negative impact on net interest margin. The extent of margin compression also will be affected by the need to respond to competitive pressures on funding sources.

Non-performing loans (NPLs) totaled $9.9 million or 0.52% of total loans outstanding at June 30, 2015, down from $11.5 million or 0.62% of total loans outstanding at March 31, 2015, and $19.5 million or 1.08% of total loans at June 30, 2014. Similarly, non-performing assets (NPAs), which include NPLs along with other real estate owned (OREO) and repossessed assets, were $14.2 million or 0.57% of total assets at June 30, 2015, down from $17.4 million or 0.69% of total assets at March 31, 2015, and $22.4 million or 0.93% of total assets at June 30, 2014. These further improvements in NPLs and NPAs extend the broad trends witnessed over the past two years, as the Company has reached asset quality levels not seen on a regular basis since 2008.

Net charge-offs in the second quarter of 2015 totaled $1.6 million or 0.08% of average loans, up from $38 thousand in the first quarter of 2015 and $180 thousand or 0.01% of average loans in the prior-year quarter. The increase in net charge-offs in the second quarter of 2015 primarily reflected actions to adjust the value of two specific problem loans that are nearing resolution.

Considering management's overall assessment of risk in the loan portfolio, including ongoing improvements in asset quality, the Company did not record a loan loss provision for the second quarter of 2015, as was the case in both the first quarter of 2015 and fourth quarter of 2014. In the second quarter of 2014, the loan loss provision was $1.35 million. The allowance for loan losses was 1.23% of total loans as of June 30, 2015, down from 1.33% at March 31, 2015, and 1.65% at June 30, 2014.

Total non-interest income in the second quarter of 2015 increased $162 thousand or 1.6% to $10.2 million from $10.1 million in the prior-year quarter, primarily reflecting a $191 thousand or 26% increase in mortgage banking revenue, which more than offset a slight decline in revenue from investment management and trust services. Total non-interest income in the first six months of 2015 increased $360 thousand or 1.8% to $19.9 million from $19.5 million in the prior-year period, reflecting the same trends seen in the second quarter.

Total non-interest expense for the second quarter of 2015 increased $1.2 million or 6.6% to $18.9 million from $17.7 million in the prior-year quarter. The increase was due primarily to higher salaries and employee benefits reflecting staff additions at new branches and the investment management and trust department, along with rising health insurance costs and normal increases. Total non-interest expense for the first six months of 2015 increased $1.4 million or 4.0% to $36.6 million from $35.2 million in the prior-year quarter, reflecting the same trends seen in the second quarter.

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $2.48 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company's common shares trade on the NASDAQ Global Select Market under the symbol SYBT.

The following table provides a reconciliation of total stockholders' equity, in accordance with US GAAP, to tangible common equity, which is a non-GAAP financial measure. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

Tangible Common Equity Ratio
(Dollars in thousands)

	June 30, 2015	March 31, 2015	June 30, 2014
Total stockholders' equity (a)	$272,382	$267,601	$243,614
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,706)	(1,761)	(1,937)
Tangible common equity (c)	$269,994	$265,158	$240,995

Total assets (b)	$2,482,687	$2,512,263	$2,411,375
Less goodwill	(682)	(682)	(682)
Less core deposit intangible	(1,706)	(1,761)	(1,937)
Tangible assets (d)	$2,480,299	$2,509,820	$2,408,756

Total stockholders' equity to total assets (a/b)	10.97%	10.65%	10.10%
Tangible common equity ratio (c/d)	10.89%	10.56%	10.00%

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company's management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its subsidiaries operate; competition for the Company's customers from other providers of financial services; government legislation and regulation, which change from time to time and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company's customers; and other risks detailed in the Company's filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. See Risk Factors outlined in the Company's Form 10-K for the year ended December 31, 2014.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2015 Earnings Release
(In thousands unless otherwise noted)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Income Statement Data
Net interest income, fully tax equivalent (1)	$22,035	$20,900	$43,884	$41,377
Interest income:
Loans	$20,612	$19,787	$41,027	$39,146
Federal funds sold	51	63	119	142
Mortgage loans held for sale	74	43	113	74
Securities	2,263	2,120	4,588	4,255
Total interest income	23,000	22,013	45,847	43,617
Interest expense:
Deposits	938	1,114	1,911	2,254
Federal funds purchased	5	9	12	15
Securities sold under agreements to repurchase	32	29	69	63
Federal Home Loan Bank (FHLB) advances	224	206	440	402
Total interest expense	1,199	1,358	2,432	2,734
Net interest income	21,801	20,655	43,415	40,883
Provision for loan losses	-	1,350	-	1,700
Net interest income after provision for loan losses	21,801	19,305	43,415	39,183
Non-interest income:
Investment management and trust income	4,651	4,755	9,203	9,323
Service charges on deposit accounts	2,199	2,223	4,279	4,326
Bankcard transaction revenue	1,246	1,209	2,368	2,284
Mortgage banking revenue	913	722	1,741	1,310
Loss on the sale of securities	-	(9)	-	(9)
Brokerage commissions and fees	499	462	960	967
Bank owned life insurance	226	234	448	470
Other non-interest income	485	461	893	861
Total non-interest income	10,219	10,057	19,892	19,532
Non-interest expense:
Salaries and employee benefits expense	11,383	10,724	22,483	21,842
Net occupancy expense	1,450	1,453	2,919	3,009
Data processing expense	1,756	1,718	3,210	3,278
Furniture and equipment expense	260	259	507	527
FDIC insurance expense	317	350	614	692
Loss (gain) on other real estate owned	145	(6)	165	(349)
Other non-interest expenses	3,556	3,203	6,748	6,246
Total non-interest expense	18,867	17,701	36,646	35,245
Net income before income tax expense	13,153	11,661	26,661	23,470
Income tax expense	4,151	3,627	8,404	7,259
Net income	$9,002	$8,034	$18,257	$16,211

Weighted average shares - basic	14,710	14,545	14,679	14,526
Weighted average shares - diluted	14,936	14,704	14,902	14,714

Net income per share, basic	$0.61	$0.55	$1.24	$1.12
Net income per share, diluted	0.60	0.55	1.23	1.10
Cash dividend declared per share	0.24	0.22	0.47	0.43

Balance Sheet Data (at period end)
Total loans			$1,899,302	$1,799,791
Allowance for loan losses			23,308	29,761
Total assets			2,482,687	2,411,375
Non-interest bearing deposits			551,723	462,379
Interest bearing deposits			1,520,042	1,525,016
Federal Home Loan Bank advances			38,855	36,067
Stockholders' equity			272,382	243,614
Total shares outstanding			14,852	14,665
Book value per share			18.34	16.61
Market value per share			37.79	29.90

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2015 Earnings Release

	Three Months Ended		Six Months Ended
	June 30		June 30
	2015	2014	2015	2014
Average Balance Sheet Data
Average federal funds sold	$56,671	$77,386	$71,679	$87,024
Average mortgage loans held for sale	7,701	4,438	5,678	3,615
Average securities available for sale	406,854	382,176	412,325	382,652
Average FHLB stock and other securities	6,347	6,995	6,347	7,170
Average loans	1,887,913	1,759,695	1,882,782	1,743,244
Average earning assets	2,357,555	2,221,482	2,370,820	2,214,385
Average assets	2,498,677	2,357,697	2,512,140	2,352,037
Average interest bearing deposits	1,557,922	1,550,363	1,577,155	1,551,330
Average total deposits	2,090,448	1,982,180	2,103,578	1,978,025
Average securities sold under agreement to repurchase	58,060	52,396	61,185	56,622
Average federal funds purchased and other short term borrowings	14,420	22,109	15,142	19,397
Average Federal Home Loan Bank advances	41,017	34,886	38,907	34,596
Average interest bearing liabilities	1,671,419	1,659,754	1,692,389	1,661,945
Average stockholders' equity	271,477	241,376	268,104	238,000

Performance Ratios
Annualized return on average assets	1.45%	1.37%	1.47%	1.39%
Annualized return on average equity	13.30%	13.35%	13.73%	13.74%
Net interest margin, fully tax equivalent	3.75%	3.77%	3.73%	3.77%
Non-interest income to total revenue, fully tax equivalent	31.68%	32.49%	31.19%	32.07%
Efficiency ratio	58.50%	57.18%	57.46%	57.87%

Capital Ratios
Average stockholders' equity to average assets	10.86%	10.24%	10.67%	10.12%
Common equity tier 1 capital (2)			12.72%
Tier 1 risk-based capital			12.72%	12.28%
Total risk-based capital			13.82%	13.53%
Leverage			10.83%	10.19%

Loans by Type
Commercial and industrial			$610,230	$558,720
Construction and development			122,239	124,390
Real estate mortgage - commercial investment			484,130	458,101
Real estate mortgage - owner occupied commercial			342,908	334,016
Real estate mortgage - 1-4 family residential			202,537	189,192
Home equity - first lien			42,612	39,050
Home equity - junior lien			65,397	64,162
Consumer			29,249	32,160

Asset Quality Data
Allowance for loan losses to total loans			1.23%	1.65%
Allowance for loan losses to average loans	1.23%	1.69%	1.24%	1.71%
Allowance for loan losses to non-performing loans			236.08%	153.00%
Nonaccrual loans			$8,781	$11,985
Troubled debt restructuring			1,092	7,118
Loans - 90 days past due & still accruing			-	348
Total non-performing loans			9,873	19,451
OREO and repossessed assets			4,296	2,968
Total non-performing assets			14,169	22,419
Non-performing loans to total loans			0.52%	1.08%
Non-performing assets to total assets			0.57%	0.93%
Net charge-offs to average loans (3)	0.08%	0.01%	0.09%	0.03%
Net charge-offs	$1,574	$180	$1,612	$461

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2015 Earnings Release

	Five Quarter Comparison
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Income Statement Data
Net interest income, fully tax equivalent (1)	$22,035	$21,849	$21,749	$21,604	$20,900
Net interest income	$21,801	$21,614	$21,511	$21,363	$20,655
Provision (credit) for loan losses	-	-	-	(2,100)	1,350
Net interest income after provision for loan losses	21,801	21,614	21,511	23,463	19,305
Investment management and trust income	4,651	4,552	4,387	4,502	4,755
Service charges on deposit accounts	2,199	2,080	2,263	2,294	2,223
Bankcard transaction revenue	1,246	1,122	1,207	1,182	1,209
Mortgage banking revenue	913	828	702	641	722
Loss on the sale of securities	-	-	-	-	(9)
Brokerage commissions and fees	499	461	554	539	462
Bank owned life insurance	226	222	228	229	234
Other non-interest income	485	408	432	463	461
Total non-interest income	10,219	9,673	9,773	9,850	10,057
Salaries and employee benefits expense	11,383	11,100	10,990	11,855	10,724
Net occupancy expense	1,450	1,469	1,532	1,422	1,453
Data processing expense	1,756	1,454	1,524	1,591	1,718
Furniture and equipment expense	260	247	220	269	259
FDIC Insurance expense	317	297	282	340	350
Loss (gain) on other real estate owned	145	20	71	7	(6)
Other non-interest expenses	3,556	3,192	4,636	3,225	3,203
Total non-interest expense	18,867	17,779	19,255	18,709	17,701
Net income before income tax expense	13,153	13,508	12,029	14,604	11,661
Income tax expense	4,151	4,253	3,307	4,715	3,627
Net income	$9,002	$9,255	$8,722	$9,889	$8,034

Weighted average shares - basic	14,710	14,647	14,610	14,574	14,545
Weighted average shares - diluted	14,936	14,852	14,823	14,748	14,704

Net income per share, basic	$0.61	$0.63	$0.60	$0.68	$0.55
Net income per share, diluted	0.60	0.62	0.59	0.67	0.55
Cash dividend declared per share	0.24	0.23	0.23	0.22	0.22

Balance Sheet Data (at period end)
Cash and due from banks	$37,775	$33,889	$42,216	$38,302	$57,365
Federal funds sold	20,901	23,630	32,025	31,265	37,896
Mortgage loans held for sale	8,237	6,481	3,747	4,069	4,162
Securities available for sale	412,866	471,702	513,056	449,572	414,490
FHLB stock and other securities	6,347	6,347	6,347	6,347	6,347
Total loans	1,899,302	1,874,010	1,868,550	1,785,320	1,799,791
Allowance for loan losses	23,308	24,882	24,920	27,124	29,761
Total assets	2,482,687	2,512,263	2,563,868	2,407,871	2,411,375
Non-interest bearing deposits	551,723	531,190	523,947	491,677	462,379
Interest bearing deposits	1,520,042	1,579,039	1,599,680	1,516,144	1,525,016
Securities sold under agreements to repurchase	64,418	59,877	69,559	66,955	56,475
Federal funds purchased	13,290	14,437	47,390	16,296	59,014
Federal Home Loan Bank advances	38,855	36,744	36,832	36,919	36,067
Stockholders' equity	272,382	267,601	259,895	251,446	243,614
Total shares outstanding	14,852	14,795	14,745	14,704	14,665
Book value per share	18.34	18.09	17.63	17.10	16.61
Market value per share	37.79	34.43	33.34	30.10	29.90

Capital Ratios
Average stockholders' equity to average assets	10.86%	10.48%	10.31%	10.37%	10.24%
Common equity tier 1 capital (2)	12.72%	12.63%
Tier 1 risk-based capital	12.72%	12.63%	12.63%	12.67%	12.28%
Total risk-based capital	13.82%	13.82%	13.86%	13.92%	13.53%
Leverage	10.83%	10.41%	10.26%	10.38%	10.19%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Second Quarter 2015 Earnings Release

	Five Quarter Comparison
	6/30/15	3/31/15	12/31/14	9/30/14	6/30/14
Average Balance Sheet Data
Average federal funds sold	$56,671	$86,855	$107,419	$86,252	$77,386
Average mortgage loans held for sale	7,701	3,631	4,301	4,934	4,438
Average investment securities	406,854	417,858	425,749	380,202	382,176
Average loans	1,887,913	1,877,594	1,815,798	1,788,786	1,759,695
Average earning assets	2,357,555	2,384,233	2,351,442	2,257,679	2,221,482
Average assets	2,498,677	2,525,753	2,492,859	2,395,274	2,357,697
Average interest bearing deposits	1,557,922	1,596,602	1,566,411	1,525,964	1,550,363
Average total deposits	2,090,448	2,116,855	2,085,692	2,000,477	1,982,180
Average securities sold under agreement to repurchase	58,060	64,344	68,597	64,985	52,396
Average federal funds purchased and other short term borrowings	14,420	15,874	16,299	17,789	22,109
Average Federal Home Loan Bank advances	41,017	36,774	36,862	36,747	34,886
Average interest bearing liabilities	1,671,419	1,713,594	1,688,169	1,645,485	1,659,754
Average stockholders' equity	271,477	264,694	257,047	248,412	241,376

Performance Ratios
Annualized return on average assets	1.45%	1.49%	1.39%	1.64%	1.37%
Annualized return on average equity	13.30%	14.18%	13.46%	15.79%	13.35%
Net interest margin, fully tax equivalent	3.75%	3.72%	3.67%	3.80%	3.77%
Non-interest income to total revenue, fully tax equivalent	31.68%	30.69%	31.00%	31.32%	32.49%
Efficiency ratio	58.50%	56.40%	61.08%	59.48%	57.18%

Loans by Type
Commercial and industrial	$610,230	$594,980	$588,200	$550,487	$558,720
Construction and development	122,239	119,841	117,001	121,141	124,390
Real estate mortgage - commercial investment	484,130	486,371	487,822	445,512	458,101
Real estate mortgage - owner occupied commercial	342,908	341,454	340,982	343,218	334,016
Real estate mortgage - 1-4 family residential	202,537	191,004	195,102	192,282	189,192
Home equity - 1st lien	42,612	45,288	43,779	39,344	39,050
Home equity - junior lien	65,397	65,824	66,268	65,181	64,162
Consumer	29,249	29,248	29,396	28,155	32,160

Asset Quality Data
Allowance for loan losses to total loans	1.23%	1.33%	1.33%	1.52%	1.65%
Allowance for loan losses to average loans	1.23%	1.33%	1.37%	1.52%	1.69%
Allowance for loan losses to non-performing loans	236.08%	215.67%	209.76%	132.26%	153.00%
Nonaccrual loans	$8,781	$5,279	$5,199	$13,845	$11,985
Troubled debt restructuring	1,092	6,257	6,352	6,456	7,118
Loans - 90 days past due & still accruing	-	1	329	207	348
Total non-performing loans	9,873	11,537	11,880	20,508	19,451
OREO and repossessed assets	4,296	5,891	5,977	2,768	2,968
Total non-performing assets	14,169	17,428	17,857	23,276	22,419
Non-performing loans to total loans	0.52%	0.62%	0.64%	1.15%	1.08%
Non-performing assets to total assets	0.57%	0.69%	0.70%	0.97%	0.93%
Net charge-offs to average loans (3)	0.08%	0.00%	0.12%	0.03%	0.01%
Net charge-offs	$1,574	$38	$2,204	$537	$180

Other Information
Total assets under management (in millions)	$2,289	$2,288	$2,271	$2,228	$2,360
Full-time equivalent employees	538	533	524	527	528

(1) - Interest income on a fully tax equivalent basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(2) - Regulatory agencies updated capital rules and calculations effective January 1, 2015. The new rules established a new "Common equity tier 1 capital" ratio which was not previously defined.

(3) - Interim ratios not annualized

CONTACT:
Stock Yards Bancorp, Inc.
Nancy B. Davis, 502-625-9176
Executive Vice President and Chief Financial Officer